UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2007

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices)

 (919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2007, Capital Bank Corporation (the “Company”) issued a press release announcing the appointment of David C. Morgan as Executive Vice President and Chief Banking Officer (Principal Operating Officer) of the Company and its principal subsidiary, Capital Bank. Mr. Morgan, age 47, joined Capital Bank in November 2003 as Triangle Regional President, where he was primarily responsible for leading the commercial and retail banking teams in Capital Bank’s Raleigh, Cary, Wake Forest and Oxford, NC markets. Prior to joining Capital Bank, he was City Executive for Central Carolina Bank in Wake Forest, NC, where his duties included the development and management of commercial and construction lending relationships. An employment agreement with Mr. Morgan has not been entered into at this time.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

Exhibit 99.1	Press release dated August 9, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2007	CAPITAL BANK CORPORATION

By: /s/ B. Grant Yarber
B. Grant Yarber
Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

Exhibit 99.1	Press release dated August 9, 2007